Exhibit (17)(c)

FORM OF ELECTION

This Form of Election (this “Form of Election”) is being delivered in connection with the Agreement and Plan of Merger, dated October 3, 2022, by and among Crescent Capital BDC, Inc. (“Parent”), Echelon Acquisition Sub, Inc. (“Acquisition Sub”), Echelon Acquisition Sub LLC (“Acquisition Sub 2”), First Eagle Alternative Capital BDC, Inc. (“FCRD”) and Crescent Cap Advisors, LLC (“Parent External Advisor”) (the “Merger Agreement”), and the Proxy Statement/Prospectus (File No. 333-268153) of Parent, filed on Form N-14 by Parent with the Securities and Exchange Commission (the “SEC”) on November 4, 2022, and amended by that Amendment No. 1 to Form N-14, filed by Parent with the SEC on [•], 2022, and filed on Schedule 14A by FCRD with the SEC on [•], 2022 (as amended from time to time, the “Proxy Statement”). The Merger Agreement provides for the acquisition of the shares of common stock of FCRD, par value $0.001 per share (“FCRD Common Stock”) by Parent through the following steps, on the terms and conditions set forth in the Merger Agreement: (i) Acquisition Sub will merge with and into FCRD (the “First Merger”), with FCRD surviving the First Merger and (ii) following the First Merger, FCRD will merge with and into Acquisition Sub 2 (the “Second Merger,” and together with the First Merger, the “Mergers”), with Acquisition Sub 2 surviving as a wholly-owned subsidiary of Parent. As a result of the Mergers, each share of FCRD Common Stock outstanding as of two days prior to the Closing Date (as defined in the Merger Agreement) (the “Determination Date”) will be converted into the right to receive (i) shares of Parent common stock, par value $0.001 per share (“Parent Common Stock”) or cash (collectively, the “Parent Merger Consideration”), each subject to the proration and allocation procedures set forth in the Merger Agreement and Proxy Statement and (ii) its pro rata portion of the $35 million paid by Parent External Advisor (the “Parent External Advisor Aggregate Cash Consideration”).

UNLESS OTHERWISE EXTENDED BY MUTUAL AGREEMENT BETWEEN PARENT AND THE COMPANY, THE DEADLINE TO MAKE A PROPER ELECTION PURSUANT TO THIS FORM OF ELECTION IS 5:00 P.M., NEW YORK CITY TIME, ON THE DATE THAT IS FIVE BUSINESS DAYS PRIOR TO THE CLOSING OF THE MERGERS.

To the Exchange Agent:

I hereby surrender the shares of FCRD Common Stock identified in Box A:

BOX A DESCRIPTION OF SHARE(S) ENCLOSED
Name(s) and Address(es) of Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on electronic book-entry account(s) for FCRD share(s))	Shares Surrendered (Attach additional list if necessary)
	Book-Entry Account Number(s)	Total Number of Shares Represented

Total Shares:

TIME IS OF THE ESSENCE. YOUR IMMEDIATE ATTENTION IS NECESSARY.

PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

YOU MUST USE THIS FORM OF ELECTION:

•

To indicate to the American Stock Transfer & Trust Company, LLC (the “Exchange Agent”) whether, in connection with the Mergers, with respect to the Parent Merger Consideration, you prefer to (a) receive shares of Parent Common Stock in exchange for all of the shares of FCRD Common Stock you hold (the “Share Consideration”), (b) receive cash in exchange for all of the shares of FCRD Common Stock you hold (the “Parent Cash Consideration”), or (c) receive the Parent Cash Consideration for some of your shares of FCRD Common Stock and Share Consideration for your other shares of FCRD Common Stock. In each case, the number of shares of Parent Common Stock and/or the cash you receive, as applicable, will be subject to the proration and allocation procedures described in the Merger Agreement and the Proxy Statement (defined as your “Election”). For the avoidance of doubt, in addition to receiving the Parent Merger Consideration in the form you select, you will also receive your portion of the Parent External Advisor Aggregate Cash Consideration.

YOU MUST COMPLETE BOX A, BOX B AND BOX C TO PROPERLY TRANSMIT YOUR SHARES FOR PAYMENT.

PLEASE ALSO CHECK ONE OF THE ELECTION OPTIONS NOTED UNDER “ELECTION OPTIONS” BELOW. YOU ARE ENCOURAGED TO SELECT AN ELECTION OPTION, BUT YOU ARE NOT REQUIRED TO DO SO IN ORDER TO RECEIVE YOUR PORTION OF THE PARENT MERGER CONSIDERATION. IF YOU (1) RETURN THIS FORM OF ELECTION WITHOUT SELECTING AN ELECTION OPTION, (2) RETURN THIS FORM AFTER THE ELECTION DEADLINE (AS DEFINED BELOW) OR (3) OTHERWISE FAIL TO ADHERE TO THE INSTRUCTIONS IN THIS FORM, YOU WILL BE DEEMED TO HAVE MADE AN ELECTION TO RECEIVE SHARES OF PARENT COMMON STOCK WITH RESPECT TO ALL OF THE SHARES OF FCRD COMMON STOCK YOU HOLD.

This Form of Election permits you to make an election as to the type of consideration (cash and/or shares of Parent Common Stock) that you wish to receive with respect to the Parent Merger Consideration in connection with the Mergers. This Form of Election must be used to make an election with respect to all of the shares of FCRD Common Stock that you hold, as listed above. The deadline for submitting this Form of Election is 5:00 p.m., New York City time, on the date which is five business days preceding the Closing Date of the Mergers (as it may be extended from time to time by mutual agreement between Parent and the Company, the “Election Deadline”). Parent and FCRD intend to issue a joint press release at least ten business days prior to the Closing Date informing FCRD stockholders of the anticipated Election Deadline, but you are encouraged to return your Form of Election as soon as possible. To make an effective election, this Form of Election must be completed by the holder and RECEIVED by the Exchange Agent, no later than 5:00 p.m., New York City time, on the date of the Election Deadline. Any shares held beneficially, including through the Depository Trust Company (“DTC”), must be submitted by your broker, bank or other nominee, and may be subject to an earlier deadline to enable them to provide the election to the Exchange Agent prior to the Election Deadline.

Your submission of this Form of Election does NOT constitute a vote for the adoption of the Merger Agreement. You may submit a Form of Election even if you have voted, or plan on voting, against the adoption of the Merger Agreement. In order to vote your shares of FCRD Common Stock for or against the adoption of the Merger Agreement, you must follow the instructions for voting described in the Proxy Statement and the accompanying proxy materials. If the Merger Agreement is not adopted by the requisite vote of FCRD stockholders, or if the Merger Agreement is terminated for any other reason, you will not be entitled to any portion of the Parent Merger Consideration and the Form of Election will be void and of no effect.

Request for Cash Payment by Wire Transfer

Holders of FCRD Common Stock who are receiving a cash payment in connection with the Mergers in an amount of $250,000 or more may elect to receive their cash payment by wire transfer of funds from the Exchange Agent in lieu of receiving a check. If you wish to receive your cash payment by wire transfer, please complete the following information:

Please note that there is a fee of $100 which will be deducted from the proceeds before the wire is released.

VOLUNTARY FEDERAL FUNDS WIRE REQUEST (Please print all information)

As an alternative to issuing my cash proceeds via a check, I authorize American Stock Transfer Trust Company, LLC to remit my cash proceeds to my financial institution via Federal Funds Wire.

Wire Form

BANK ABA/SWIFT CODE:

BANK NAME:

BENEFICIARY NAME:

BENEFICIARY ACCOUNT #:

FOR FURTHER CREDIT TO:

FFC ACCOUNT #:

PHONE NUMBER:

EMAIL ADDRESS:

Mail or deliver this Form of Election, together with an IRS Form W-9 or applicable IRS Form W-8 (along with required attachments thereto), if any, to:

If delivering by hand, express mail, courier, or	By mail:
other expedited service:	American Stock Transfer & Trust Co., LLC
American Stock Transfer & Trust Co., LLC	Operations Center
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	6201 15th Avenue Brooklyn, New York 11219
6201 15th Avenue Brooklyn, New York 11219

REGISTERED HOLDER(S) SIGN BOX B BELOW

I hereby represent and warrant that I have full power and authority to complete and deliver this Form of Election, make the Election set forth below and to deliver for surrender and cancellation (upon completion of the Mergers) the shares described in Box A. I represent and warrant that such shares are free and clear of all liens, restrictions, charges and encumbrances and are not subject to any adverse claims. If the Exchange Agent requests, I will execute and deliver any additional documents necessary or desirable to complete the exchange of the shares. All authority that I confer by this document will survive my death or incapacity and all my obligations hereunder will be binding on my heirs, personal representatives, successors and assigns. I acknowledge that the shares will not be deemed delivered until this document is actually received by the Exchange Agent and the book-entry shares are surrendered to the Exchange Agent, at which time the risk of loss and title to the book entry shares will pass to the Exchange Agent. Until then, the risk of loss and title to the book-entry shares, as applicable, will not pass to the Exchange Agent.

BOX B YOU MUST SIGN IN THE BOX BELOW. Also: Deliver a signed IRS Form W-9 (which is enclosed with this Form of Election) or an applicable IRS Form W-8.	BOX C
SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 5.

Must be signed by the registered holder(s) EXACTLY as the name(s) appear(s) on the electronic book-entry account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instruction 2.

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program” (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the signature(s) in Box B must be guaranteed by an Eligible Institution. See Instruction 5.

Name of Registered Holder	Authorized Signature

Signature of Registered Holder	Name of Firm

Title, if any	Address of Firm – Please Print

Date: , 2022

Telephone No.:

PARENT MERGER CONSIDERATION ELECTION

Mark a box below to make an election. It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Form of Election.

The allocation of the Parent Merger Consideration will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement. For a detailed description of the proration and reallocation procedures, please refer to the section titled “Description of the Merger Agreement—Merger Consideration” in the Proxy Statement. Therefore, there is no assurance that you will receive the full amount of the Parent Cash Consideration or the full amount of the Share Consideration that you elect. Please see the section entitled “Important Tax Information” below and complete and submit such forms.

ELECTION OPTIONS

With respect to the Parent Merger Consideration, I hereby elect to receive the following as consideration for my shares of FCRD Common Stock to which this Form of Election relates, subject to proration and allocation, as calculated in accordance with the Merger Agreement and further described in the Proxy Statement (MARK ONLY ONE BOX):

ALL CASH ELECTION (by checking the box below, you will receive cash for ALL shares of FCRD Common Stock, subject to proration and reallocation (the “Parent Cash Consideration”))

☐	Check here to elect to receive the Parent Cash Consideration for all your shares of FCRD Common Stock, subject to proration and reallocation.

ALL STOCK ELECTION (by checking the box below, you will receive shares of Parent Common Stock (the aggregate number of shares you will be entitled to will be rounded down to the nearest whole share and cash will be paid in lieu of any fractional shares), for ALL shares of FCRD Common Stock, subject to proration and reallocation (the “Share Consideration”))

☐	Check here to elect to receive the Share Consideration for all your shares of FCRD Common Stock, subject to proration and reallocation.

MIXED ELECTION (by checking the box below, you will receive a mix of the Parent Cash Consideration for some of your shares of FCRD Common Stock and Share Consideration for the remainder of your shares of FCRD Common Stock, subject to proration and reallocation)

☐

Check here to elect to make a mixed election with respect to your FCRD Common Stock. If you check this box, please fill in the number of whole shares of FCRD Common Stock for which you would like to receive the Parent Cash Consideration in the line below (if you check this box and do not fill in a valid number in the line below, you will be deemed to have made an “ALL STOCK ELECTION” for all of your shares of FCRD Common Stock). You will receive the Share Consideration for the remainder of your whole shares of FCRD Common Stock:

Number of shares of FCRD Common Stock for which you elect to receive the Parent Cash Consideration (with all other shares of FCRD Common Stock you hold receiving the Share Consideration):

You will be deemed to have made an “ALL STOCK ELECTION” for all of your shares of FCRD Common Stock (in which case you will receive Parent Common Stock, subject entirely to the proration and reallocation procedures after the elections made by other FCRD stockholders have been taken into account) if:

•	You fail to properly follow the instructions on the Form of Election or otherwise fail to properly make an election;

•	A properly completed Form of Election, together with your confirmation of book-entry transfer, is not received by the Exchange Agent prior to the Election Deadline; or

•	You properly and timely revoke a prior election without properly and timely making a new election.

IMPORTANT: Elections will be subject to proration and reallocation in accordance with the Merger Agreement. Depending on the elections made by other holders of shares of FCRD Common Stock, each holder of shares of FCRD Common Stock for which an election was made to receive Parent Common Stock may receive a portion of their consideration from the Mergers in cash, and each holder of shares of FCRD Common Stock for which an election was made to receive cash may receive a portion of their consideration from the Mergers in Parent Common Stock.

No guarantee is made that you will receive the amount of the Parent Cash Consideration and/or Share Consideration that you elect. If and to the extent that you receive Parent Common Stock as Parent Merger Consideration, the value of the Parent Merger Consideration you receive will depend on the price of Parent Common Stock after the time you make your election. No guarantee can be made as to the value of the Share Consideration received relative to the value of the FCRD Common Stock being exchanged.

I certify that this election covers all of the shares of FCRD Common Stock registered in my name and either (1) beneficially owned by me or (2) owned by me in a representative or fiduciary capacity for a particular beneficial owner. This election is subject to the terms and conditions set forth in the Proxy Statement furnished to the stockholders of FCRD in connection with the Mergers. I acknowledge receiving a copy of that Proxy Statement/Prospectus. I understand that I can obtain additional copies from the Exchange Agent if I wish.

I understand that I should refer to the tax issues addressed in the Proxy Statement before making my election.

Please note:

If you fail to submit this Form of Election by the Election Deadline described below, you will be treated as though you expressed no preference between the Parent Cash Consideration and Share Consideration and will be deemed to have made an All Stock Election with respect to your shares of FCRD Common Stock.

Unless extended by mutual agreement between Parent and the Company, the deadline for submission of this form is 5:00 p.m., New York City time, on the date that is five business days prior to the Closing Date of the Mergers. Parent and FCRD intend to issue a joint press release at least ten business days prior to the Closing Date informing FCRD stockholders of the Election Deadline. To ensure that you meet the Election Deadline, we encourage you to submit this Form of Election as soon as possible. We will permit you to revoke your Election if (i) you properly notify the Exchange Agent in writing prior to the 5:00 p.m., New York City time, on the Election Deadline or (ii) after the date of the FCRD stockholders’ meeting called for the purpose of seeking stockholder approval of the Merger Agreement, but prior to the Effective Time, a proper revocation is made, and the Exchange Agent is legally required to permit such revocation.

To meet the deadline, you must properly complete this form and cause it to be delivered by the deadline, along with any other documents noted in the instructions below, to the Exchange Agent at the address shown below. If this document is delivered to any address other than the one shown below, it will not be a valid delivery. The Exchange Agent cannot be responsible for documents delivered to the wrong address.

If delivering by hand, express mail, courier, or	By mail:
other expedited service:	American Stock Transfer & Trust Co., LLC
American Stock Transfer & Trust Co., LLC	Operations Center
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	6201 15th Avenue Brooklyn, New York 11219
6201 15th Avenue Brooklyn, New York 11219

SPECIAL PAYMENT AND MAILING INSTRUCTIONS

I understand that the shares of Parent Common Stock and/or payment checks or wire transfers for cash that will be issued in exchange for the FCRD Common Stock I surrender will be issued in the same names as the FCRD Common Stock I surrender, held electronically in a book-entry account, and will be mailed to the address of the registered holders indicated in Box A, unless I indicate otherwise in Box D or Box E below. If Box D is completed, my signature must be guaranteed in Box C as described in Instruction 5. See Instruction 1.

BOX D SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	BOX E SPECIAL DELIVERY INSTRUCTIONS
Complete ONLY if the shares of Parent Common Stock and/or check, if any, is to be issued in a name different from the name on the book-entry account.	Complete ONLY if the payment check, if any, is to be mailed to an address other than the address reflected in Box A. Mail to:

Name:	Name:

Address:	Address:

(Please also deliver a signed IRS Form W-9 (which is enclosed with this Form of Election) or an applicable IRS Form W-8)

INSTRUCTIONS

(1) Execution and Delivery. This document, or a copy of it, must be properly filled in, dated and signed. It must be delivered to the Exchange Agent at the appropriate address set forth above.

You may choose any method to deliver this document; however, you assume all risk of non-delivery. If you choose to use the mail, we recommend that you use registered mail, return receipt requested. Delivery shall be effected, and risk of loss and title to the book-entry shares will pass, only when those book-entry shares are actually surrendered to the Exchange Agent.

The Exchange Agent will credit your book-entry account and/or mail the cash payment checks or wire the cash payment to which you are entitled, only after:

•	you have delivered to the Exchange Agent this Form of Election, or a copy of it, properly completed;

•	you have surrendered your book-entry shares of FCRD Common Stock to the Exchange Agent;

•

you have followed the relevant instructions in this document in completing this Form of Election and delivering this Form of Election and your book-entry shares of FCRD Common Stock to the Exchange Agent; and

•	the Mergers have been effected.

(2) Signatures. Except as otherwise permitted below, you must sign this Form of Election exactly the way your name appears on the face of your book-entry account. If the shares are owned by two or more persons, each one must sign exactly as his or her name appears on the book-entry accounts. If shares are registered in different names book-entry accounts, it will be necessary to complete, sign and submit as many separate copies of this Form of Election as there are different registrations of the book-entry accounts. If shares of FCRD Common Stock have been assigned by the registered owner, this document should be signed in exactly the same way as the name of the assignor appearing on the book-entry accounts or transfer documents, as applicable. See Instructions 5(a) and 5(b).

(3) Resolution of Disputes. Any and all disputes regarding this Form of Election will be resolved by Parent, and its decision will be conclusive and binding on all concerned. Parent may delegate this function to the Exchange Agent in whole or in part. Each of Parent and the Exchange Agent has reasonable discretion to reject any and all documents and surrenders of FCRD Common Stock held electronically in book-entry form, including this Form of Election, that it decides are not in proper form. Each of Parent and the Exchange Agent has reasonable discretion to waive any immaterial irregularities in any document. A Form of Election will not be considered to have been submitted until all defects or irregularities have been either waived or cured.

(4) Issuing Cash Payment Checks or Wires, as applicable, and New Shares of Parent Common Stock in the Same Name. If the new shares of Parent Common Stock or the cash payment checks or wires, as applicable, are to be issued in the name as it appears on the registered holders’ book-entry account, the signatures on this document do not need to be guaranteed. If you need to correct a name or change a name, but no change in ownership is involved, see Instruction 5(c).

(5) Issuing Cash Payment Checks or Wires, as applicable, and New Shares of Parent Common Stock in Different Names. If the new shares of Parent Common Stock or cash payment checks or wires, as applicable, are to be issued in the name of someone other than the name as it appears on the registered holders’ book-entry account, you must follow the applicable instructions below. Note that in each circumstance listed below, stockholders must have signatures guaranteed in Box C and must complete Box D.

(a) Endorsement and Guarantee. The surrendered shares of FCRD Common Stock must be properly endorsed (or accompanied by appropriate stock powers properly executed) by the registered holders to the person who is to receive the new shares of Parent Common Stock or cash payment checks or wires, as applicable. The signatures of the registered holders on the endorsement or stock power must correspond with the names written on the book-entry account in every particular instance and must be medallion guaranteed by an eligible guarantor institution as defined below.

Definition of Eligible Guarantor Institution. The term “eligible guarantor institution” is defined in Rule17Ad-15 of the regulations of the Securities and Exchange Commission. The types of entities listed below typically qualify as eligible guarantor institutions. If you are not certain whether a particular institution is an eligible guarantor institution, you are urged to check with the Exchange Agent before using that institution to guarantee your signature.

•	Banks;

•	Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers;

•	Credit unions;

•	National securities exchanges, registered securities associations, and clearing agencies; and

•	Savings associations.

(b) Transferor’s Signature. This document must be signed by the transferor or assignor or his or her agent, and should not be signed by the transferee or assignee. See Box B. The signature of the transferor or assignor must be medallion guaranteed by an eligible guarantor institution in the manner described in Instruction 5(a).

(c) Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, proceed as follows: (i) for a change in name by marriage, etc., this document must be signed, e.g., “Mary Doe, now by marriage Mary Jones”; (ii) for a correction in name, this document must be signed, e.g., “James E. Brown, incorrectly inscribed as J. E. Brown”; and (iii) the signature in each case must be guaranteed in the manner described in Instruction 5(a) above and you must complete Box E.

You are urged to consult your own tax advisor as to any possible tax consequences resulting from the issuance of new shares of Parent Common Stock or cash payment checks or wires, as applicable, in a name different from the name of the registered holder that appears on the book-entry accounts. If payment for shares of FCRD Common Stock is to be made to any person other than the registered holder, any stock transfer taxes payable as a result of the transfer to such person (whether imposed on the registered holder or such person) shall be paid prior to the submission of this Form of Election. The Exchange Agent reserves the right to deduct the amount of such taxes from the payment, if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted.

(6) Supporting Evidence. If this document is executed by:

•	an agent,

•	an attorney,

•	an administrator,

•	an executor,

•	a guardian,

•	a trustee,

•	an officer of a corporation on behalf of the corporation, or

•	any other person in any fiduciary or representative capacity,

then you must submit documentary evidence of the signer’s appointment and authority to act in that capacity (including court orders and corporate resolutions when necessary), as well as evidence of the authority of the person making the execution. The documentary evidence must be in a form that is satisfactory to the Exchange Agent.

(7) Special Instructions for Delivery by the Exchange Agent. The new shares of Parent Common Stock or payment checks or wires, as applicable, will be credited to the account of the registered holder or mailed to the address of the registered holder indicated in Box A, respectively, unless different instructions are given in Box E.

(8) Federal Income Tax Withholding. Under U.S. federal income tax law, the Exchange Agent is required to file a report with the IRS disclosing certain payments it makes to holders of FCRD Common Stock.

Unless an exemption applies, you must provide the Exchange Agent with your correct tax identification number (your “TIN”) on the IRS Form W-9 enclosed with this Form of Election to avoid “backup withholding” of federal income tax on any cash received upon the surrender. The TIN for an individual is his or her social security number. For more information, including which TIN to provide, consult the instructions to IRS Form W-9, included herewith. The IRS Form W-9 requires that you certify, under penalties of perjury, that the TIN provided is correct, that you are a “U.S. person” for U.S. federal income tax purposes and that you are not otherwise subject to backup withholding. The TIN that must be provided on the IRS Form W-9 or applicable IRS Form W-8 (if you are not a “U.S. person” for U.S. federal income tax purposes, as described below) is that of the registered holder of the shares of FCRD Common Stock at the Effective Time (as defined in the Merger Agreement) of the Mergers. If the correct TIN and certifications are not provided or there is failure to properly complete and return an IRS Form W-9 or applicable IRS Form W-8 (along with required attachments thereto), the IRS may subject you to a $50 penalty, and payments made for surrendered shares of FCRD Common Stock may be subject to backup withholding, currently at a rate of 24%. In addition, if you make a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making the statement, the IRS may subject you to a $500 penalty.

Backup withholding is not an additional U.S. federal income tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability. If backup withholding results in an overpayment of income taxes, a refund may be obtained from the IRS provided that you timely furnish the required information to the IRS.

Exempt persons (including, among others, corporations and foreign individuals) are not subject to backup withholding. A holder of FCRD Common Stock that is not a “U.S. person” for U.S. federal income tax purposes may qualify as an exempt person by submitting the appropriate IRS Form W-8 (along with required attachments thereto), signed under penalties of perjury, certifying to that person’s exempt status. A form of such statement can be obtained from the Exchange Agent upon request or the IRS website at www.irs.gov. Foreign holders are urged to consult a tax advisor to determine which IRS Form W-8 is appropriate. You are urged to consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedure for obtaining the exemption, or for further guidance in completing the IRS Form W-9.

Form W-9 (Rev. October 2018) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification ▶ Go to www.irs.gov/FormW9 for instructions and the latest information.	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 3.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes.

4 Exemptions (codes apply only to
certain entities, not individuals; see
instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting

code (if any)

(Applies to accounts maintained outside the U.S.)

	☐ Individual/sole proprietor or single-member LLC	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another
LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

	5 Address (number, street, and apt. or suite no.) See instructions.							Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later.

Social security number

-	-
or

Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Number To Give the Requester for guidelines on whose number to enter.	Employer identification number

-

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

• Form 1099-INT (interest earned or paid)

• Form 1099-DIV (dividends, including those from stocks or mutual funds)

• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

• Form 1099-S (proceeds from real estate transactions)

• Form 1099-K (merchant card and third party network transactions)

Cat. No. 10231X	Form W-9 (Rev. 10-2018)

Form W-9 (Rev. 10-2018)	Page 2

• Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

• Form 1099-C (canceled debt)

• Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a

Form W-9 (Rev. 10-2018)	Page 3

C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC

• LLC treated as a partnership for U.S. federal tax purposes,

• LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or

• LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.

Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

•  Generally, individuals (including sole proprietors) are not exempt from backup withholding.

•  Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

•  Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

•  Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018)	Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4
[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.
[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct

Form W-9 (Rev. 10-2018)	Page 5

TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual

2.	Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]

3.	Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account

4.	Custodialaccount of a minor (Uniform Gift to Minors Act)	The minor[2]

5.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

6.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]

7.	Grantortrust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:		Give name and EIN of:
8.	Disregarded entity not owned by an individual	The owner

9.	A valid trust, estate, or pension trust	Legal entity[4]

10.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

11.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

12.	Partnership or multi-member LLC	The partnership

13.	A broker or registered nominee	The broker or nominee
14.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

15.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

2 Circle the minor’s name and furnish the minor’s SSN.

3 You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier.

*Note: The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027.

Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk.

Form W-9 (Rev. 10-2018)	Page 6

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

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